SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Trio-Tech International
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TRIO-TECH INTERNATIONAL

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 10, 2001

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Trio-Tech International, a California corporation (the “Company”), will be held at our principal executive offices, located at 355 Parkside Drive, San Fernando, California, on Monday, December 10, 2001 at 10:00 A.M., local time, for the following purposes, as set forth in the attached Proxy Statement:

1.	To elect directors to hold office until the next annual meeting of shareholders;

2.	To ratify the selection of Deloitte & Touche LLP as our independent accountants for the fiscal year ending June 30, 2002; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

          The Board of Directors has fixed the close of business on October 19, 2001 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment and postponements thereof.

          After careful consideration, the Trio-Tech International Board of Directors recommends a vote IN FAVOR OF each such proposal.

          Shareholders are cordially invited to attend the Annual Meeting in person. Whether you plan to attend the Annual Meeting or not, please complete, sign and date the enclosed Proxy Card and return it without delay in the enclosed postage-prepaid envelope. If you do attend the Annual Meeting, you may withdraw your Proxy and vote personally on each matter brought before the meeting.

By	Order of the Board of Directors

DA	LE C. CHEESMAN
Secretary

Oc	tober 26, 2001
San	Fernando, California

IMPORTANT

          WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

THANK YOU FOR ACTING PROMPTLY

TRIO-TECH INTERNATIONAL
355 Parkside Drive
San Fernando, California 91340

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To be held December 10, 2001

GENERAL

          This Proxy Statement is furnished in connection with the solicitation of the enclosed Proxy on behalf of the Board of Directors of Trio-Tech International, a California corporation (“Trio-Tech” or the “Company”), for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m., local time, on Monday, December 10, 2001 and at any adjournments thereof, for the purposes set forth in the accompanying notice. This Proxy Statement and the enclosed Proxy are intended to be mailed to shareholders on or about November 9, 2001.

RECORD DATE AND VOTING SECURITIES

          The close of business on October 19, 2001 has been fixed as the record date for shareholders entitled to notice of and to vote at the Annual Meeting. As of that date, there were 2,927,596 shares of the Company’s common stock (the “Common Stock”) outstanding and entitled to vote, the holders of which are entitled to one vote per share.

VOTING GENERALLY

          In the election of directors, a shareholder may cumulate his votes for one or more candidates, but only if each such candidate’s name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of his intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for the candidates in nomination. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected. These votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the shareholder thinks fit. The five candidates receiving the highest number of affirmative votes will be elected. With respect to the election of directors, any votes against a candidate or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no legal effect on the vote. Discretionary authority to cumulate votes is solicited hereby.

          Shareholders are requested to date, sign and return the enclosed Proxy to make certain their shares will be voted at the Annual Meeting. Any Proxy given may be revoked by the shareholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with him a Proxy bearing a later date, or by attending the Annual Meeting and voting in person. All Proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are specified, Proxies will be voted for the election of the five nominees for directors named under “Election of Directors” and for approval of the ratification of the selection of Deloitte & Touche LLP as our independent accountants for the fiscal year ending June 30, 2002. Because abstentions with respect to any matter other than the election of directors are treated as shares present or represented and entitled to vote for purposes of determining whether that matter has been approved by the shareholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained.

TRIO-TECH INFORMATION

          Our principal executive offices are located at 355 Parkside Drive, San Fernando, California 91340. The telephone number of our principal offices is (818) 365-9200.

PROPOSAL 1

ELECTION OF DIRECTORS

INFORMATION WITH RESPECT TO DIRECTORS

          The Board has nominated the persons listed below for election to the Board at the Annual Meeting, to hold office until the next annual meeting and until their respective successors are elected and qualified. At present there is one vacancy on the Board of Directors due to the resignation of Mr. F.D. (Chuck) Rogers in July 2001. The Board does not intend to fill the vacancy at this time. It is intended that the Proxies received, unless otherwise specified, will be voted for the five nominees named below, all of whom are incumbent directors of the Company. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director but, if that should occur, the persons designated as Proxy holders will vote in accordance with their best judgment. In no event will Proxies be voted for a greater number of persons than the number of nominees named in this Proxy Statement. The following sets forth, as of October 19, 2001, the names of each of the five nominees for election as a director, his principal occupation, age, the year he became a director of the Company, and additional biographical data.

NAME	AGE	PRINCIPAL OCCUPATION
A. Charles Wilson	77	Chairman of the Board of Trio-Tech International;
		Chairman of the Board of Earnest Paper Products, Inc.;
		Chairman of the Board of Daico Industries

S.W. Yong	48	Chief Executive Officer and President of Trio-Tech International

Richard M. Horowitz	60	President of Management Brokers Insurance Agency;
		Chairman of the Board of Leviathan Corporation

William L. Slover	80	Management Consultant

Jason T. Adelman	32	Managing Director of H.C. Wainwright & Co.

A. Charles Wilson

          Mr. Wilson, age 77, has served as a Director of Trio-Tech since 1966, and was President and Chief Executive Officer of the Company from 1981 to 1989. In 1989, he was elected Chairman of the Board. Mr. Wilson is also Chairman of the Board of Ernest Paper Products, Inc. and Chairman of Daico Industries, Inc., as well as an attorney admitted to practice law in California.

S.W. Yong

          Mr. Yong, age 48, has been a Director of Trio-Tech since 1990. He has been the Chief Executive Officer and President since 1990. He has been associated with Trio-Tech International Pte. Ltd. in Singapore since 1976 and has been its Managing Director since August 1980. Mr. Yong holds a Masters Degree in Business Administration, Graduate Diploma in Marketing Management and a Diploma in Industrial Management.

Richard M. Horowitz

          Mr. Horowitz, age 60, has served as a Director of Trio-Tech since 1990. He has been President of Management Brokers Insurance Agency since 1974. He also serves as Chairman of Leviathan Corporation, computer sales, consulting and software company, and is Chairman of Dial 800, Inc., a national telecommunication company. Mr. Horowitz holds a Masters Degree in Business Administration from Pepperdine University.

William L. Slover

          Mr. Slover, age 80, has served as a Director of Trio-Tech since 1989. He has been a management consultant since 1983. Mr. Slover served as President and Chief Executive Officer of Delphi Communications Corporation, a developer of voice and test mail systems and automated telephone answering services. Prior thereto, he served as Group Executive and Vice-President of General Instrument Corporation from 1974 to 1978 and as Vice-President and General Manager of Ampex Corporation from 1972 to 1974. Mr. Slover also served on the Board of Directors of several privately held venture capital start-up companies.

Jason T. Adelman

          Mr. Adelman, age 32, was elected to the Board of Trio-Tech in April 1997. Mr. Adelman is a Managing Director of investment banking for Boston based H.C. Wainwright & Co. in the firm’s New York City office. Previously, Mr. Adelman was employed by Drake Capital Securities (1997-1999), Spencer Trask Securities (1996-1997) and Coopers & Lybrand LLP (1994-1996). Mr. Adelman is an honors graduate of the University of Pennsylvania and Cornell Law School. From time to time, H.C. Wainwright & Co. provides investment banking services to the Company.

BOARD MEETINGS AND COMMITTEES

          The Board held four meetings during the fiscal year ended June 30, 2001. All of the directors attended all of the meetings of the Board and its committees on which they served during the fiscal year. The Company does not have a nominating committee, and the entire Board nominated the directors nominated for election at the Annual Meeting.

          The Board has a standing Compensation Committee, which currently consists of S.W. Yong, Jason T. Adelman, Richard M. Horowitz and A. Charles Wilson. The Compensation Committee administers the Company’s existing stock option plan and determines salary and bonus arrangements. The Compensation Committee met three times during the past fiscal year.

          The Board has a standing Audit Committee, which currently consists of William L. Slover, Jason T. Adelman and Richard M. Horowitz. Pursuant to its written charter, which charter was adopted by the Board of Directors, the Audit Committee is charged with reviewing our annual audit and meeting with our independent public accountants to review planned audit procedures. The Audit Committee also reviews with the independent public accountants and management the results of the audit, including any recommendations of the independent public accountants for improvements in accounting procedures and internal controls. The Audit Committee held four meetings during the year ended June 30, 2001. Each of the members of the Audit Committee is independent (as defined in Section 121(A) of the AMEX listing standards). A copy of the written charter of the Audit Committee is attached to this Proxy Statement as Appendix A.

Audit Fees:

          Deloitte & Touche LLP billed the Company an aggregate of $141,245 for services rendered for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2001 and reviews of the financial statements included in the Company’s Form 10-Qs for that fiscal year.

Financial Information Systems Design and Implementation Fees:

          There were no fees billed by Deloitte & Touche LLP for services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended June 30, 2001.

All Other Fees:

          There were no other fees billed by Deloitte & Touche LLP for services rendered for the fiscal year ended June 30, 2001.

          Because Deloitte & Touche LLP did not provide the Company any non-audit services for the fiscal year ended June 30, 2001, the Audit Committee did not need to consider whether the provision of the non-audit services provided to the Company by Deloitte & Touche LLP for the fiscal year ended June 30, 2001 was compatible with maintaining the independence of Deloitte & Touche LLP.

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended June 30, 2001.

          The Audit Committee received from Deloitte & Touche LLP the written disclosures and letter required by Independence Standards Board Standard No. 1. The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 and matters relating to that firm’s independence.

          Based on the above-described review, written disclosures, letter and discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements for the fiscal year ended June 30, 2001 be included in the Company’s Annual Report on Form 10-K for that fiscal year.

Dated October 26, 2001
THE AUDIT COMMITTEE

William L. Slover, Chair
Jason T. Adelman
Richard M. Horowitz

COMPENSATION OF DIRECTORS

          During Fiscal 2001, the following non-employee directors, currently consisting of Messrs. Horowitz, Slover, and Adelman, each received quarterly fees in an amount equal to $1,500 for each quarter in which they attended a Board meeting and an annual fee of $5,000. Mr. Wilson, the other non-employee director, received quarterly fees in an amount equal to $4,500 for each quarter in which he attended a Board meeting and an annual fee of $15,000. During Fiscal 2002, each of our directors will receive director fees in the amount of $5,000 per year (with the exception of the Chairman of the Board who will receive a fee of $15,000 per year). In addition, directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at such meetings.

          Each of our directors is entitled to participate in our 1998 Director Stock Option Plan (the “Directors Plan”) and receives automatic annual grants of our Common Stock. Each of Messrs. Horowitz, Slover, and Adelman, were granted options to purchase 5,000 shares on July 10, 2000 at an exercise price of $5.37 and each of Messrs. Wilson and Yong were granted options to purchase 10,000 shares on July 10, 2000 at an exercise price of $5.37. All options granted under the Directors Plan terminate five years from the date of grant unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the Directors Plan.

VOTE REQUIRED FOR ELECTION

          The five persons receiving the highest number of affirmative votes will be elected as directors of the Company. Votes against a nominee or withheld from voting (whether by abstention, broker non-votes or otherwise) will have no legal effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES SET FORTH HEREIN.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

          The Board of Directors, upon recommendation of the Audit Committee, has selected Deloitte & Touche LLP, independent public accountants, to audit our financial statements for the year ending June 30, 2002. Deloitte & Touche LLP has audited our financial statements for a number of years.

          Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives also are expected to be available to respond to appropriate questions from shareholders. The Board of Directors believes that reappointing Deloitte & Touche LLP is in our best interest.

VOTE REQUIRED

          The affirmative vote of a majority of the votes cast is required to ratify the selection of Deloitte & Touche LLP as our independent auditors. Because abstentions will be treated as shares present or represented at the Annual Meeting and entitled to vote, abstentions have the same effect as a negative vote. Broker non-votes and shares as to which proxy authority has been withheld will not be deemed present or represented for purpose of determining whether shareholder approval has been obtained and thus will have no legal effect on approval of the ratification of the selection of Deloitte & Touche LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2002.

EXECUTIVE OFFICERS

          Victor H.M. Ting, age 47, first joined Trio-Tech as the Financial Controller for the Company’s Singapore subsidiary in 1980. He was promoted to the level of Business Manager from 1985-1989. In December 1989 he became the Director of Finance and Sales & Marketing and later, the General Manager of the Singapore subsidiary. Mr. Ting was elected Vice-President and Chief Financial Officer of Trio-Tech International in November 1992. Mr. Ting holds a Bachelor of Accountancy Degree and Masters Degree in Business Administration.

          Richard Lim, age 42, joined Trio-Tech in 1982 and became the Quality Assurance Manager in 1985. He was promoted to the position of Operations Manager in 1988. In 1990 he was promoted to Business Manager and was responsible for the Malaysian operations in Penang and Kuala Lumpur. Mr. Lim became the General Manager of the Company’s Malaysia subsidiary in 1991 and in February 1993, all test facilities in Southeast Asia came under his responsibility. He holds diplomas in Electronics & Communications and Industrial Management and a Masters Degree in Business Administration. He was elected Corporate Vice-President-Testing in July 1998.

          Terry Fong, age 46, has been with Trio-Tech since 1978 and served as Service Manager from 1980. He was the Sales/Service Manager from 1983 to 1986. In 1987 he played a key role in the set up of the Trading Operation in that he was instrumental in the appointment of principals and selection of products. Mr. Fong became the Area Sales/Service Manager in 1990 responsible for Regional sales. He was promoted to be Operations Manager (Trading) in 1992 assuming overall responsibility for the area and has recently become the General Manager of Trading. Mr. Fong holds diplomas in Manufacturing and Marketing, a Masters Degree in Business Administration and a Bachelors’ Degree in Economics. He was elected Corporate Vice President-Distribution in July 1998.

Other Key Employees

          Anthony DiPiero, age 42, has been associated with Trio-Tech since the purchase of Universal Systems in November 1997. He has been in the semiconductor industry since 1977. Mr. DiPiero founded Universal Plastics in 1982, which was sold in 1994. Subsequently, he founded Universal Systems in 1996, where he currently serves as subsidiary president.

          Lee-Soon Siew Kuan, age 43, joined Trio-Tech in 1981 and became the Administrative Manager in 1985. In 1988 she was promoted to Personnel/Administration Manager and her responsibilities extended to include the Penang operation. She became the Logistics Manager in 1990 and the Purchasing/Store and Traffic as well as the Kuala Lumpur Operation was added to her coverage. In 1991 Mrs. Lee was promoted to Group Logistics Manager and currently the Director of Logistics, responsible for the Human Resources, Purchasing/Store and Traffic functions of all the Operations in Southeast Asia. She holds a diploma in Personnel Management.

          Dale Cheesman, age 59, has been associated with Trio-Tech International since 1991 as Corporate Controller. Prior thereto Mr. Cheesman served as Controller for IPD/Interpark in Sherman Oaks, California from 1990 to 1991, Chief Financial Officer of Gamma Electronics in Santa Monica, California from 1989 to 1990 and Subsidiary Treasurer and Controller to Comtal/3M in Pasadena, California from 1983 to 1989. Mr. Cheesman was President of Cheesman Associates Inc., a Triple Check Franchise, from 1979 to 1983 and Project Controller for USC’s NICEM/NISCEM Project in Los Angeles, California while attending Graduate School in 1978 and 1979. Mr. Cheesman holds a Bachelor of Science Degree in Business Administration and Accounting with Graduate courses from Wharton Business School (University of Pennsylvania), University of Chicago, University of South Florida and University of Southern California. He was elected Secretary of Trio-Tech in April 1997.

EXECUTIVE COMPENSATION AND RELATED MATTERS

          The following table sets forth the compensation of the Company for its Chief Executive Officer and each executive officer whose total annual salary and bonus for the fiscal year ended June 30, 2001 exceeded in the aggregate $100,000.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Securities Underlying Options (#)
S.W. Yong, President and	2001	206,760	89,961	7,941	10,000
Chief Executive Officer	2000	195,347	76,250	5,553	10,000
	1999	209,868	24,100	5,617	10,000

Victor H. M. Ting, VP and	2001	113,711	17,992	4,723	5,000
Chief Financial Officer	2000	106,896	17,080	5,471	9,000
	1999	108,506	5,302	4,762	3,000

Simon Costello	2001	115,310	7,605	18,024	5,000
Corporate Vice-President	2000	108,800		17,373	5,000
USA & Europe Operations (1)	1999	107,362	3,604	18,347	2,500

Richard Lim	2001	78,143	31,264	4,345	5,000
Corporate Vice-President	2000	76,935	9,296	4,580	5,000
Testing	1999	76,561	5,302	4,580	2,500

1.	Mr. Costello resigned as an officer and employee of Trio-Tech, effective October 25, 2001.

          Singapore officers are also credited with a compulsory contribution to their provident pension fund of 8% of their total compensation in accordance with Singapore law. Mr. Costello is also credited with a contribution to his Ireland pension fund of 10% of his base salary. The estimated annual benefits due him at retirement age are the contribution plus investment earnings over a 10-year period. The Company ceased contributions to his Ireland pension fund as of October 25, 2001.

EMPLOYEE BENEFIT PLANS

          The Company’s 1998 Stock Option Plan was approved by the Board on September 30, 1997 and the stockholders on December 8, 1997. The purpose of the 1998 Stock Option Plan is to enable the Company to attract and retain top-quality employees, officers, directors and consultants and to provide them with an incentive to enhance stockholder return.

          The Company’s 1988 Stock Option Plan, which was approved by the Board of Directors in July 1988 and by the shareholders in December 1988, expired by its terms in July 1998. The expiration of the 1988 Stock Option Plan had no effect on outstanding options granted thereunder prior to its expiration, some of which remain outstanding. The following tables contain certain information regarding options granted under the 1998 Stock Option Plan and options exercised under the 1988 Stock Option Plan:

OPTION GRANTS IN FISCAL 2001

	INDIVIDUAL GRANTS				Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
Name	Number of Securities Underlying Options Granted	% Of Total Options Granted To Employees In Fiscal Year	Exercise Price ($/sh)	Expiration Date
					5% ($)	10% ($)
S.W. Yong	10,000	11.63%	$5.370	7/12/2004	$14,836	$32,784
Victor H.M. Ting	5,000	5.81%	$5.625	3/27/2005	$ 7,770	$17,171
Simon Costello	5,000	5.81%	$5.625	3/27/2005	$ 7,770	$17,171
Richard Lim	5,000	5.81%	$5.625	3/27/2005	$ 7,770	$17,171

AGGREGATED OPTION EXERCISES IN FISCAL 2001
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/ Unexercisable			Value of Unexercised In-The-Money Options at FY-End ($) Exercisable/ Unexercisable
S.W. Yong	15,000	45,000	60,000	/	0	28,200	/	0
Victor H.M. Ting	7,500	16,875	21,850	/	18,250	0	/	0
Simon Costello	938	2,228	19,650	/	5,000	0	/	0
Richard Lim	3,750	8,438	22,190	/	16,250	0	/	0

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

          The Compensation Committee of the Board of Directors of Trio-Tech, composed of the Chairman, the Chief Executive Officer and two outside directors, is responsible for, among other duties, recommending to the Board suggestions and administration of policies and procedures regarding executive compensation and criteria for the amounts of such compensation.

          The compensation program presently in effect at Trio-Tech International has three elements: (1) base annual salary; (2) potential annual cash incentive awards that are based primarily on financial performance of the Company or its relevant business operating units; and (3) long-term incentives in the form of stock options. The Committee believes that a significant portion of the total compensation of the Company’s executives should be at risk, based upon the achievement of pre-established goals.

Base cash compensation

          In determining the compensation levels for the Chief Executive Officer (CEO) and Chief Financial Officer (CFO), the Committee reviewed compensation policies of other companies, comparable in size, to Trio-Tech.

          The fiscal year 2001 base cash compensation for officers of the Company who reside in Singapore was denominated in the currency of Singapore. The exchange rate therefor was established as of June 30, 2000 and was computed to be 1.82 Singapore Dollars to each U.S. Dollar. Singapore executive officers are also credited with a compulsory contribution under Singapore’s provident pension fund. The only other executive officer of the Company during fiscal 2001 resided in the United States but is a citizen of Ireland. The Company credited him with a contribution to his Ireland pension plan in an amount equal to 10% of his base compensation.

Bonuses for 2001

          The Compensation Committee also considered awarding additional discretionary annual cash bonuses to its executive officers based primarily on the Company’s overall performance and, to a lesser extent, on the contribution each executive made to the Company’s success. The Committee noted that as of June 30, 2000, the Company’s performance was consistent with its business plan and determined the CEO would retain his right to receive a bonus equal to 5% of pre-tax profits for the fiscal year ended June 30, 2001.

2001 Compensation of CEO

          After giving effect to the currency exchange rates and the compulsory pension fund payment, the CEO’s compensation was US$304,662 for fiscal 2001, compared to US$277,150 in the preceding year.

Stock Options

          The Company’s 1998 Stock Option Plan was approved by the Board on September 30, 1997 and the stockholders on December 8, 1997. The purpose of the 1998 Stock Option Plan is to enable the Company to attract and retain top-quality employees, officers, directors and consultants and to provide them with an incentive to enhance stockholder return.

          In this context, the Compensation Committee reviewed the performance of its officers and key-employees and, in recognition of their contributions, they were granted options covering, in the aggregate, 40,000 shares at an exercise price of $5.625 per share and 4,000 shares at an exercise price of $3.40 per share.

          In addition, the Company granted options for 42,000 shares to its directors under the Directors Stock Option Plan discussed below.

          The Company instituted the Directors Stock Option Plan (the “Directors Plan”) in 1997, which was unanimously approved by the Board and approved by the Company’s Shareholders. The purpose of the Directors Plan is to give appropriate compensation to the Directors of the Company. The Company believes that the Directors Plan will provide non-employee Directors and the President of the Company (if he or she is a Director of the Company) a favorable opportunity to acquire Common Stock of the Company and will create an incentive for them to serve on the Board of Directors of the Company and contribute to its long-term growth and profitability objectives. Additionally, the Company paid to its non-employee Directors during fiscal 2001 $5,000 per year and $1,500 per meeting attended (and to the Chairman of the Board $15,000 per year and $4,500 per meeting attended), which the Company believes is substantially less than directors of comparable public companies are paid. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings.

Dated October 26, 2001
THE COMPENSATION COMMITTEE

A. Charles Wilson, Chair
Jason T. Adelman
Richard M. Horowitz
S.W. Yong

STOCK PRICE PERFORMANCE GRAPH

          The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          The graph below compares cumulative total return of Trio-Tech International, the Standard & Poor’s 500 Index and the AMEX Composite Index.

[PERFORMANCE GRAPH APPEARS HERE]

	1993	1994	1995	1996	1997	1998	1999	2000	2001
S&P	100.00	98.61	120.91	148.85	196.47	251.67	304.68	322.44	272.23
AMEX	100.00	97.66	115.18	132.82	143.37	166.10	183.75	215.49	211.35
TRT	100.00	125.00	176.76	187.50	323.24	269.53	203.13	406.25	203.13

•	Total Return assumes $100 invested on June 30, 1993 in Trio-Tech International, the S&P 500 Index and the AMEX Composite Index, including reinvestment of dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information, as of October 19, 2001, regarding the beneficial ownership of the Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of its Common Stock, (ii) each of the directors of the Company, (iii) each of the executive officers named in the Summary Compensation Table below who is not a director and (iv) all executive officers and directors of the Company as a group. To the knowledge of the Company, unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to shares beneficially owned, subject to applicable community property and similar statutes.

Name (1)	Shares Owned Beneficially as of October 19, 2001 (1)		Percent of Class (1)

S.W. Yong	351,924	(2)	11.78%
Richard M. Horowitz	235,701	(3)	7.98%
A. Charles Wilson	241,608	(4)	8.14%
Victor H.M. Ting	114,902	(5)	3.90%
William L. Slover	25,000	(6)	0.85%
Jason Adelman	66,315	(7)	2.22%
Simon Costello	43,441	(8)	1.47%
Richard Lim	53,320	(9)	1.81%

All Directors and Executive
Officers as a group (9 persons)	1,159,928	(2)–(10)	36.05%

(1)
The percentage shown for each individual and for all executive officers and directors as a group is based upon 2,927,596 shares outstanding. The number of shares indicated and the percentage shown for each individual and assumes the exercise of options and warrants that are presently exercisable or may become exercisable within 60 days from November 9, 2001 which are held by that individual or by all executive officers and directors as a group, as the case may be. The address for each of the persons listed above is in care of the Company, 355 Parkside Drive, San Fernando, California 91340.

(2)	Includes options to purchase 60,000 shares from the Company at exercise prices ranging from $2.737 to $5.37 per share.

(3)
Includes options to purchase 25,000 shares from the Company at exercise prices ranging from $2.737 to $5.37. The remaining 210,701 shares are held in a trust for which Mr. Horowitz serves as a trustee.

(4)	Includes options to purchase 40,000 shares from the Company at exercise prices ranging from $2.737 to $5.37 per share and 201,608 shares held in a trust for which A. Charles Wilson serves as trustee.

(5)	Includes options to purchase 21,850 shares from the Company at exercise prices ranging from $3.20 to $6.00 per share.

(6)	Consists of options to purchase 25,000 shares from the Company at exercise prices ranging from $2.737 to $5.37 per share.

(7)	Consists of options and warrants to purchase 62,565 shares from the Company at exercise prices ranging from $2.737 to $5.37 per share.

(8)	Includes options and warrants to purchase 19,650 shares from the Company at exercise prices of $3.67 to $8.00 per share. Mr. Costello resigned as an officer and employee effective October 25, 2001.

(9)	Includes options to purchase 22,190 shares from the Company at exercise prices of $3.20 to $7.00 per share.

(10)
Includes, in addition to the options and warrants described in footnotes (2) through (9) above, options and warrants to purchase 13,670 shares from the Company at exercise prices ranging from $3.20 to $8.00 per share.

          The Company does not know of any arrangements that may at a subsequent date result in a change of control of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Based solely on a review of reports on Forms 3, 4 and 5 and amendments thereto filed with the Securities and Exchange Commission and furnished to the Company, no Director, executive officer or beneficial owner of more than 10% of Trio-Tech International’s Common Stock failed to file on a timely basis any of such reports.

SHAREHOLDER PROPOSALS

          Shareholders who wish to present proposals at the 2001 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Proposals must be received no later than July 12, 2002 for inclusion in next year’s Proxy Statement and Proxy Card. If a stockholder intends to present a proposal at the next Annual Meeting but does not seek inclusion of that proposal in the proxy statement for that meeting, the holders of proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by September 25, 2002.

ANNUAL REPORT ON FORM 10-K

          Upon the written request of any shareholder, the Company will provide, without charge, a copy of the Company’s Annual Report on Form 10-K filed with the Commission for the year ended June 30, 2001. This request should be directed to the Corporate Secretary, Trio-Tech International, 355 Parkside Drive, San Fernando, California 91340.

GENERAL INFORMATION

          The cost of soliciting the enclosed form of Proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Directors, officers and regular employees of the Company may, without additional compensation, also solicit proxies personally or by telephone, telegram or special letter.

          At this time, the Board knows of no other business that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as Proxy holders will vote on them in accordance with their best judgment.

          The Annual Report to Shareholders covering the fiscal year ending June 30, 2001 is being mailed with this Proxy Statement to shareholders of record for this meeting.

By	Order of the Board of Directors

DA	LE C. CHEESMAN
Sec	retary

APPENDIX A

TRIO-TECH INTERNATIONAL AUDIT COMMITTEE CHARTER

          One committee of the board of directors will be known as the audit committee. Only independent directors will serve on the audit committee. An independent director is free of any relationship that could influence his or her judgment as a committee member. An independent director may not be associated with a major vendor to, or customer of, the company. When there is some doubt about independence, as when a member of the committee has short-term consulting contract with a major customer, the director should excuse himself from any decisions that might be influenced by that relationship.

          The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls management and the board of directors have established and all audit processes.

•	General responsibilities

1.	The audit committee provides open avenues of communication among the internal auditors, the independent accountant and the board of directors.

2.	The audit committee must report committee actions to the full board of directors and may make appropriate recommendations.

3.
The audit committee has the power to conduct or authorize investigations into matters within the committee’s scope of responsibilities. The committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

4.	The committee will meet at least four times each year, more frequently if circumstances make that preferable.

5.
The audit committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An audit committee member should not vote on any matter in which he or she is not independent. The audit committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

6.	The audit committee will do whatever else the law, the company’s charter or bylaws or the board of directors require.

•	Responsibilities for engaging independent accountants and appointing the internal auditor

1.
The audit committee will select the independent accountants for company audits. The committee’s selection is subject to approval by the full board of directors. The audit committee also will review and set any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

2.	The audit committee will review and have veto power over the appointment, replacement, reassignment or dismissal of the director of internal audit.

3.
The audit committee will confirm and assure the independence of the internal auditor and the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid for them.

4.
The audit committee will consider, in consultation with the independent accountant and the director of internal auditing, the audit scope and procedural plans made by the internal auditors and the independent accountant.

5.
The audit committee will listen to management and the primary independent auditor if either thinks there might be a need to engage additional auditors. The audit committee will decide whether to engage an additional firm and, if so, which one.

6.
The audit committee will make sure that the director of internal auditing and the independent accountant coordinate the internal and external audits. The purpose of coordinating these efforts is to assure completeness of coverage, reduce redundancy and use audit resources effectively.

•	Responsibilities for reviewing internal audits, the annual external audit and the review of quarterly and annual financial statements

1.
The audit committee will ascertain that the independent accountant views the board of directors as its client, that it will be available to the full board of directors at least annually and that it will provide the committee the committee with a timely analysis of significant financial reporting issues.

2.	The audit committee will ask management, the director of internal auditing and the independent accountant about significant risks and exposures and will assess management’s steps to minimize them.

3.	The audit committee will review the following with the independent accountant and the director of internal auditing:

a.	The adequacy of the company’s internal controls, including computerized information system controls and security.

b.	Any significant findings and recommendations made by the independent accountant or internal auditing, together with management’s responses to them.

4.	Shortly after the annual examination is completed, the audit committee will review the following with management and the independent accountant.

a.	The company’s annual financial statements and related footnotes.

b.	The independent accountant’s audit of and report on the financial statements.

c.
The auditor’s qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

d.	Any serious difficulties or disputes with management encountered during the course of the audit.

e.	Anything else about the audit procedures or findings that GAAS requires the auditors to discuss with the committee.

5.	The audit committee will consider and review with management and the director of Internal auditing.

a.	Any significant findings during the year and management’s responses to them.

b.	Any difficulties the internal auditor encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

c.	Any changes to the planned scope of management’s internal audit plan that the committee thinks advisable.

d.	The internal auditing department’s charter.

e.	The internal auditing department’s charter.

f.	Whether the internal auditing department has complied with the Institute of Internal Auditing’s Standards for the Professional Practice of Internal Auditing.

6.	The audit committee will review annual filings with the SEC and other published documents containing the company’s financial statements.

7.
The audit committee will review the interim financial reports with management, the independent accountant and the director of internal auditing before those interim reports are released to the public or filed with the SEC or other regulators.

8.	The audit committee will prepare a letter for inclusion in the annual report that describes the committee’s composition and responsibilities and how the responsibilities were fulfilled.

•	Periodic responsibilities

1.	Review and update the committee’s charter annually.

2.
Review policies and procedures covering officers’ expense accounts and perquisites including their use of corporate assets, and consider the results of any review of those areas by the internal auditor or the independent accountant.

3.	Review, with the director of internal auditing and the independent accountant, the results of their examination of compliance with the company’s code of conduct.

4.	Review legal and regulatory matters that may have a material effect on the organization’s financial statements, compliance policies and programs and reports from regulators.

5.
Meet with the director of internal auditing, the independent accountant and management in separate executive sessions to discuss any matters the committee or these groups believe should be discussed privately with the audit committee.

TRIO-TECH INTERNATIONAL
Proxy Solicited on Behalf of the Board of Directors of the Company
for Annual Meeting of Shareholders on December 10, 2001

The undersigned hereby appoints Maria Carlson and A. Charles Wilson or either of them as his/her true lawful agents and proxies with full power of substitution to represent the undersigned at the Annual Meeting of Shareholders of Trio-Tech International to be held at our principal executive offices at 355 Parkside Drive, San Fernando, California on Monday, December 10, 2001 at 10:00 A.M., and at any adjournments thereof, and to vote all shares that he/she is then entitled to vote, on all matters coming before said meeting. The undersigned directs that his/her proxy be voted as follows:

1. ELECTION OF DIRECTORS:	☐ FOR all nominees listed below (except as indicated to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Jason T. Adelman, Richard M. Horowitz, William L. Slover, A. Charles Wilson, S.W. Yong.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided:

2.    To ratify the selection of Deloitte & Touche LLP as our independent accountants for the fiscal year ending June 30, 2002.
      FOR ☐    AGAINST ☐    ABSTAIN ☐ and

3.    In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTORS LISTED IN ITEM 1 AND “FOR” THE PROPOSAL DESCRIBED IN ITEM 2.

(Continued and to be signed on the other side)
(continued from other side)

Number of shares held:	By:
(Print Name)
Dated: 2000	By:
Print name if held jointly

If shares are held by your Broker, please print their name and address below:

By:
Signature
By:
Signature if held jointly

IMPORTANT:    Please sign above exactly as your name or names appear hereon. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by the authorized officer. Fiduciaries should give full titles as such.

PLEASE MARK, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.